UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 7, 2016, James Walters submitted a resignation from his position as Executive Vice President, Sales & Marketing of the Company and certain of its subsidiaries, which resignation will be effective as of January 11, 2016.

(e) In connection with his resignation, Mr. Walters entered into a Severance Payment and Release Agreement with ClubCorp USA, Inc., his employer and an indirect subsidiary of the Company, on January 7, 2016 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Walters will be placed on “garden leave” for the period commencing on January 11, 2016 and ending on March 15, 2016, on which date his employment will automatically terminate (such period, the “Garden Leave Period”). As a continuing employee during the Garden Leave Period, Mr. Walters will participate in the employer sponsored health plan and receive his base salary. In addition, so long as he does not terminate his employment prior to the expiration of the Garden Leave Period, Mr. Walters will become vested in any shares of restricted stock and any performance restricted stock units for which the applicable vesting conditions are satisfied prior to the expiration of the Garden Leave Period. Should Mr. Walters terminate his employment prior to the expiration of the Garden Leave Period pursuant to the terms of the Separation Agreement he will become vested in any shares of restricted stock, but not any of the performance restricted stock units for which the applicable vesting conditions are not satisfied prior to the earlier expiration of the Garden Leave Period. Mr. Walters will also remain eligible to receive his bonus, if any, earned under the Company’s 2015 Short Term Incentive Plan. Subject to certain conditions set forth in the Separation Agreement, Mr. Walters will be entitled to receive (i) a lump sum cash severance payment of $339,166.66 on March 15, 2016, (ii) a dues free recallable membership at a Company-owned club selected by Mr. Walters with “Signature Gold Golf” privileges (and the initiation/deposit fee waived) through January 10, 2021, and (iii) payment of $10,000.00 for reimbursement of his expenses incurred in commuting in 2015 from his primary residence in Wisconsin to the Company’s corporate office in Texas.

The description of the Separation Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
The following documents are attached as exhibits to this Form 8-K:

Exhibit Number	Description
10.1	Severance Payment and Release Agreement, dated January 7, 2016, between James Walters and ClubCorp USA, Inc. an indirect subsidiary of ClubCorp Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Severance Payment and Release Agreement, dated January 7, 2016, between James Walters and ClubCorp USA, Inc. and indirect subsidiary of ClubCorp Holdings, Inc.